UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 3, 2006

DDi Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30241	061576013
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1220 Simon Circle, Anaheim, California		92806
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-688-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modifications to Rights of Security Holders.

On February 3, 2006, DDi Corp. (the "Company") effected a 1-for-7 reverse split of its common stock, par value $0.001 per share. The reverse split was approved by the Company’s shareholders at a shareholder meeting held on August 5, 2005. As a result of the reverse stock split, every seven shares of the Company’s issued and outstanding common stock were automatically converted into one share of common stock. The Company will not issue fractional shares of common stock in connection with the reverse split. Rather, shareholders will receive a cash payment equal to the value of the fractional shares that they otherwise would have received. The reverse stock split will reduce the number of the Company’s outstanding shares from approximately 127.9 million to approximately 18.3 million shares. The reverse split will also result in a proportionate adjustment to the number of shares issuable upon conversion of the Company’s Series B Preferred Stock and the number of shares underlying stock options and warrants outstanding immediately prior to the effective date of the reverse split. Proportionate adjustments will be made to the per share exercise price of all outstanding options and warrants. Additionally, the reverse split affects the total shares issuable in the future under the Company’s stock option plans.

The reverse split will not change the par value of the Company's common stock. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of outstanding common stock immediately following the reverse split as such stockholder did immediately prior to the reverse split.

Shares of the Company’s common stock began trading on the Nasdaq National Markets on a post-split basis on February 6, 2006. The Company's post-split common stock will be listed under the temporary trading symbol "DDICD" for approximately 20 trading days before reverting to "DDIC" on or about March 6, 2006. To distinguish the post-split Common Stock from the pre-split shares, the post-split Common Stock will be identified by a new CUSIP number.

The Company’s transfer agent, Mellon Investor Services, will notify the Company's shareholders and request that they surrender their certificates representing shares of pre-split common stock so that certificates representing the appropriate number of shares of post-split common stock.

The reverse stock split was effected by the filing in the office of the Delaware Secretary of State, of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company. A copy of the Certificate of Amendment is filed herewith as Exhibits 10.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth above under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed as part of this report:

3.1 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of DDi Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDi Corp.

February 8, 2006	By:	Kurt E. Scheuerman

Name: Kurt E. Scheuerman
Title: Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment